UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 200 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760)-260-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Completion of Senior Convertible Notes Offering

On September 10, 2018, Retrophin, Inc. (the “Company”) completed its registered underwritten public offering of $276 million aggregate principal amount of 2.50% Convertible Senior Notes due 2025 (such notes, the “Notes,” and such offering, the “Offering”) pursuant to the underwriting agreement with Jefferies LLC and Barclays Capital Inc., described in Item 8.01 below, which includes $36 million aggregate principal amount of Notes sold pursuant to the full exercise of the underwriters’ option to purchase additional Notes, solely to cover over-allotments.

The Notes were offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on September 4, 2018, which was effective upon filing (Registration No. 333-227182), including the prospectus supplement filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act, dated September 5, 2018, to the prospectus contained in the registration statement (the “Registration Statement”).

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of September 10, 2018 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of September 10, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on September 15, 2025 (the “Maturity Date”), unless earlier repurchased, redeemed, or converted. The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 2.50%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2019.

Holders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2018 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days, whether or not consecutive, during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price on the applicable trading day; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock; (4) if the Company calls the Notes for redemption; and (5) at any time from, and including, May 15, 2025 until the close of business on the scheduled trading day immediately before the Maturity Date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate.

The initial conversion rate for the Notes is 25.7739 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $38.80 per share. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after September 15, 2022 and, in the case of any partial redemption, on or before the 40th scheduled trading day before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice. If a fundamental change (as defined in the Indenture) occurs, then, subject to certain exceptions, holders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default including: (1) a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note; (2) a default for 30 days in the payment when due t of interest on any

Note; (3) the Company’s failure to deliver, when required by the Indenture, a fundamental change notice or certain other required notices; (4) a default in the Company’s obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto and such failure continues for five business days; (5) a default in the Company’s obligations related to a consolidation, merger or asset sale of the Company; (6) a default in the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in (1), (2), (3), (4), or (5) above) where such default is not cured or waived within 60 days after notice to the Company by the trustee, or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; (7) a default by the Company or any of the Company’s significant subsidiaries (as defined in the Indenture) with respect to any one or more mortgages, agreements, or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $30,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s significant subsidiaries, whether such indebtedness exists as of the date the Company first issues the Notes or is thereafter created, where such default: (i) constitutes a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or (ii) results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”), and, in either case, such acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 60 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; (8) one or more final judgments being rendered against the Company or any of the Company’s significant subsidiaries for the payment of at least $30,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and (9) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related Events of Defaults occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of defaults occurs and is continuing, the Trustee by notice to the Company, or the holders of the Notes of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after such event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company may not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person (other than any such sale, lease or transfer to one or more of the Company’s wholly owned subsidiaries not effected by means of a consolidation or merger), unless: (1) the resulting, surviving or transferee person is the Company or, if not the Company, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of the Company obligations under the Indenture and the Notes and (2) immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On September 5, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies

LLC and Barclays Capital Inc. (the “Underwriters”), pursuant to which the Company agreed to sell $240 million aggregate principal amount of Notes and, at the option of the Underwriters, up to an additional $36 million aggregate principal amount of Notes, solely to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

The Company estimates that net proceeds from the Offering will be approximately $267.3 million, after deducting the Underwriters’ discounts and estimated transaction expenses associated with the Offering payable by the Company. The Company intends to use a portion of the net proceeds from the offering to repurchase approximately $23 million aggregate principal amount of its outstanding 4.50% senior convertible notes due 2019 for cash, including accrued and unpaid interest, of approximately $41 million. The Company intends to use the remaining net proceeds from the offering for general corporate purposes, which may include clinical trial and other research and development expenses, commercialization expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement the Company’s business, including, without limitation, the Company’s potential exercise of its option to acquire Censa Pharmaceuticals.

In connection with the Offering, the Company is filing the opinion and consent of its counsel, Cooley LLP, regarding the validity of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively.

On September 4, 2018 and September 5, 2018, respectively, the Company issued a press release announcing the commencement of the Offering and a press release announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the Offering and the Company’s expectations regarding the expected net proceeds from the Offering and use of those net proceeds. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 5, 2018, by and among the Company, Jefferies LLC, and Barclays Capital Inc.

4.1	Base Indenture, dated September 10, 2018, between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated September 10, 2018, between the Company and U.S. Bank National Association, as Trustee (including the form of 2.50% Convertible Senior Note due 2025).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release of the Company dated September 4, 2018.

99.2	Press Release of the Company dated September 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: September 10, 2018	By: /s/ Stephen Aselage
Stephen Aselage
Chief Executive Officer